Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333-196611 on Form S-3 and Registration Statement Nos. 333-177990 and 333-190232 on Form S-8, and Post-Effective Amendment No. 1 to Registration No. 333-175523 to Form S-4 on Form S-8 of our report dated March 23, 2015 relating to the consolidated financial statements of CRC Health Group, Inc. as of December 31, 2014 and 2013 and for the years ended December 31, 2014, 2013 and 2012, appearing in this Current Report on Form 8-K of Acadia Healthcare Company, Inc.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

May 4, 2015